Exhibit 5

                           OFFER TO PURCHASE FOR CASH
 ALL OUTSTANDING SHARES OF COMMON STOCK, SERIES A CONVERTIBLE PREFERRED STOCK,
  SERIES B 8% CONVERTIBLE PREFERRED SHARES, SERIES C 6% CONVERTIBLE REDEEMABLE
    PREFERRED STOCK AND SERIES D 10% CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF

                          EVEREST MEDICAL CORPORATION

                                      FOR

                              $4.85 NET PER SHARE

                                       BY

                            GOLDEN ACQUISITION CORP.

                          A WHOLLY-OWNED SUBSIDIARY OF

                                GYRUS GROUP PLC

    THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 NOON, NEW YORK CITY TIME, ON THURSDAY, APRIL 13, 2000, UNLESS EXTENDED.

                                                                  March 16, 2000

    To Our Clients:

    Enclosed for your consideration are an Offer to Purchase for Cash, dated March 16, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer to purchase by Golden Acquisition Corp., a Delaware corporation (the "Purchaser"), and a wholly-owned subsidiary of Gyrus Group PLC, a public limited company incorporated and existing under the laws of England and Wales ("Parent"), all outstanding shares of (1) Common Stock, par value $.01 per share, (2) Series A Convertible Preferred Stock,
(3) Series B 8% Convertible Preferred Shares, (4) Series C 6% Convertible Redeemable Preferred Stock, and (5) Series D 10% Convertible Redeemable Preferred Stock (collectively, the "Shares"), of Everest Medical Corporation, a Minnesota corporation (the "Company"), at $4.85 per Share, net to the seller, in cash, upon the terms and subject to the conditions set forth in the Offer. Also enclosed is the Letter to Shareholders of the Company from John L. Shannon, Jr., Chairman, President and Chief Executive Officer of the Company accompanied by the Company's Solicitation/Recommendation Statement on Schedule 14D-9.

    WE ARE (OR OUR NOMINEE IS) THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES HELD BY US FOR YOUR ACCOUNT.

    We request instructions as to whether you wish to tender any or all of the Shares held by us for your account, pursuant to the terms and conditions set forth in the Offer.

    Your attention is directed to the following:

    1. The tender price is $4.85 per Share, net to the seller in cash, upon the terms and subject to the conditions set forth in the Offer.

    2. The Board of Directors of the Company, after receiving the unanimous recommendation of the Special Committee of the Board of Directors, has unanimously approved the Offer and the Merger and determined that the terms of the Offer and the Merger are fair to, and in the best interests of, the shareholders of the Company and unanimously recommends that the shareholders of the Company accept the Offer and tender their Shares.

    3.  The Offer is being made for all outstanding Shares.

    4. The Offer is being made pursuant to the Agreement and Plan of Merger, dated as of February 23, 2000 (the "Merger Agreement"), by and among Parent, the Purchaser and the Company pursuant to which, following the consummation of the Offer and the satisfaction or waiver of certain conditions, the Company will be merged with and into the Purchaser, with the Purchaser surviving the merger as a wholly owned subsidiary of Parent (the "Merger"). In the Merger, each outstanding Share (other than Shares owned by Parent, the Purchaser or any other subsidiary of Parent or by shareholders, if any, who are entitled to and who properly exercise dissenters' rights under Minnesota law) will be converted into the right to receive $4.85 per Share, without interest, as set forth in the Merger Agreement and described in the Offer to Purchase.

    5. The Offer is conditioned upon, among other things, there being validly tendered and not withdrawn prior to the date of the expiration of the Offer that number of Shares that would constitute at least a majority of the outstanding Shares (determined as of the date of the expiration of the Offer on a fully diluted basis, taking into account all Shares issuable on exercise or conversion of all options, warrants and any other rights to acquire Shares outstanding on the date of the expiration of the Offer) (the "Minimum Condition").

    6. The Offer and withdrawal rights will expire at 12:00 noon, New York City time, on Thursday, April 13, unless the Offer is extended by the Purchaser.

    7. The Purchaser will pay any stock transfer taxes with respect to the transfer and sale of Shares to it or its order pursuant to the Offer, except as otherwise provided in Instruction 6 of the Letter of Transmittal.

    If you wish to have us tender any of or all of your Shares, please so instruct us by completing, executing, detaching and returning to us the instruction form set forth below. An envelope to return your instructions to us is enclosed. If you authorize tender of your Shares, all such Shares will be tendered unless otherwise specified below. YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US PROMPTLY TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF PRIOR TO THE EXPIRATION OF THE OFFER.

    In all cases, payment for Shares accepted for payment pursuant to the Offer will be made only after timely receipt by Wilmington Trust Company (the "Depositary"), of (1) certificates for (or a timely Book-Entry Confirmation (as defined in the Offer to Purchase) with respect to) such Shares, (2) a Letter of Transmittal (or facsimile thereof), properly completed and duly executed, with any required signature guarantees, or, in the case of a book-entry transfer effected pursuant to the procedure set forth in Section 2 of the Offer to Purchase, an Agent's Message (as defined in the Offer to Purchase), and (3) any other documents required by the Letter of Transmittal. Accordingly, tendering shareholders may be paid at different times depending upon when certificates for Shares or Book-Entry Confirmations with respect to Shares are actually received by the Depositary. UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE PURCHASE PRICE OF THE SHARES TO BE PAID BY THE PURCHASER, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING SUCH PAYMENT.

    The Offer is not being made to, nor will tenders be accepted from or on behalf of, holders of Shares in any jurisdiction in which the making or acceptance of the Offer would not be in compliance with the laws of such jurisdiction.

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
          INSTRUCTIONS WITH RESPECT TO THE OFFER TO PURCHASE FOR CASH

 ALL OUTSTANDING SHARES OF COMMON STOCK, SERIES A CONVERTIBLE PREFERRED STOCK,
  SERIES B 8% CONVERTIBLE PREFERRED SHARES, SERIES C 6% CONVERTIBLE REDEEMABLE
    PREFERRED STOCK AND SERIES D 10% CONVERTIBLE REDEEMABLE PREFERRED STOCK

                                       OF
                          EVEREST MEDICAL CORPORATION
                                       BY
                            GOLDEN ACQUISITION CORP.

    The undersigned acknowledge(s) receipt of your letter and the enclosed Offer to Purchase for Cash, dated March 16, 2000 (the "Offer to Purchase"), and a related Letter of Transmittal (which, together with any amendments or supplements thereto, collectively constitute the "Offer") relating to an offer to purchase by Golden Acquisition Corp., a Delaware corporation (the "Purchaser"), and a wholly-owned subsidiary of Gyrus Group PLC, a public limited company incorporated and existing under the laws of England and Wales ("Parent"), all outstanding shares of (1) Common Stock, par value $.01 per share, (2) Series A Convertible Preferred Stock, (3) Series B 8% Convertible Preferred Shares, (4) Series C 6% Convertible Redeemable Preferred Stock, and
(5) Series D 10% Convertible Redeemable Preferred Stock (collectively, the "Shares"), of Everest Medical Corporation, a Minnesota corporation (the "Company"), at $4.85 per Share, net to the seller, in cash, upon the terms and subject to the conditions set forth in this Offer. This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned on the terms and conditions set forth in such Offer.

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

  ----------------------------------------------
  Number of Shares to be
  Tendered*
  ----------------------------------------------

  Date:

                                    SIGN HERE  K       X
                                                       Signature(s)

                                                       Signature(s)

                                                       (Print Name(s))

                                                       (Print Address(es))

                                                       (Area Code and Telephone Number(s))

                                                       (Taxpayer Identification or Social Security
                                                       Number(s))

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(1) Unless otherwise indicated, it will be assumed that all Shares held by us for your account are to be tendered.

                                       3